        [FORM OF QUALIFIED INDEPENDENT UNDERWRITER'S WARRANT AGREEMENT]
                         [SUBJECT TO ADDITIONAL REVIEW]


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                    EMERGING GROWTH ACQUISITION CORPORATION I

                                       AND

                           KEANE SECURITIES CO., INC.





                                   ----------



                       QUALIFIED INDEPENDENT UNDERWRITER'S
                                WARRANT AGREEMENT



                           Dated as of ________, 1997









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



         QUALIFIED INDEPENDENT UNDERWRITER'S WARRANT AGREEMENT dated as of _______, 1997 between EMERGING GROWTH ACQUISITION CORPORATION I, a Delaware corporation (the "Company"), and KEANE SECURITIES CO., INC. (hereinafter referred to variously as the "Holder" or the "Qualified Independent Underwriter" or the "QIU").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Qualified Independent Underwriter warrants ("Warrants") to purchase up to an aggregate 16,633 shares of Common Stock, $.001 par value, of the Company; and

         WHEREAS, the Qualified Independent Underwriter has agreed pursuant to the qualified independent underwriter agreement (the "Qualified Independent Underwriter Agreement") dated as of the date hereof between the Company and the QIU to act as the qualified independent underwriter in connection with the Company's proposed public offering of up to 166,332 shares of Common Stock at a public offering price of $.88 per share of Common Stock (the "Public Offering"); and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Qualified Independent Underwriter Agreement) by the Company to the QIU in consideration for, and as part of the QIU compensation in connection with, the QIU acting as the qualified independent underwriter pursuant to the Qualified Independent Underwriter Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the QIU to the Company of an aggregate one dollar and sixty-three cents ($1.63), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holder is hereby granted the right to purchase, at any time from _______, 1998 [one year from the effective date of the Registration Statement], until 5:30 P.M., New York time, on _______, 2002 [five years from the effective date of the Registration Statement], up to an aggregate of 16,633 shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $1.06 per share of Common Stock subject to the terms and conditions of this Agreement. The Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the public.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal executive offices in Connecticut (presently located at 660 Steamboat Road, Greenwich, Connecticut 06830) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of

Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares underlying the Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then

Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the QIU.

         6. Exercise Price.

         Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $1.06 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7. Registration Rights.

         Section 7.1 Registration Under the Securities Act of 1933. The Warrants, the Shares, and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"). The certificates representing the Warrant Securities shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         Section 7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-4, S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the QIU and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the QIU or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the QIU and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions the number of securities requested to be included in such registration exceeds the number which can be sold in such offering the Company will include in such registration
(i) first, the securities the Company proposes to sell,

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(ii) second, the Warrant Securities, and (iii) third other securities to be included in such registration.

         If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's Common Stock, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, (i) first, the securities requested to be included therein by the holders requesting such registration pursuant to a demand registration right, (ii) second, the Warrant Securities requested to be included by Holders under Piggyback Registration rights hereunder, and (iii) third, other securities requested to be included in such registration.

         Section 7.3  Demand Registration.

         (a) At any time commencing after the date hereof and expiring five (5) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the QIU and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or


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Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.

         (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Securities provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

         (d) The Company shall be entitled to delay filing any registration statement requested under this Section 7.3 in the event that, in the good faith judgment of the Company's Board of Directors upon the reasonable advise of counsel, such filing would materially and adversely interfere with any transaction then contemplated by the Company; provided however that no such delay shall exceed one hundred eighty (180) days in duration.

         Section 7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c).

         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which underwriters to be approved by the Company. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained

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in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

         (e) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         Section 7.5 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration or have such Holder's Warrants and/or Warrant Securities included in any registration statement filed in connection therewith under Section 7.2 hereof, unless such Holder (a) agrees to sell such Holder's Warrants and/or Warrant Securities on the basis provided in any underwriting arrangements or hold-backs and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and hold-backs reasonably required under the terms of such underwriting arrangements and hold-backs.

         8.  Adjustments to Exercise Price and Number of Securities.

         Section 8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         Section 8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

         Section 8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         Section 8.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.


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         Section 8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         Section 8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the Warrant Securities issuable upon the exercise of the Warrants;

                  (b) If the amount of said adjustment shall be less than five cents (5(cent)) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents (5(cent)) per Warrant Security.


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         9. Exchange and Replacement of Warrant Certificates. Each Warrant
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be


                                       12

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duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NNM or Nasdaq.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or


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                  (c) a dissolution, liquidation or winding up of the Company
         (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the QIU may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant


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Certificates (other than the QIU) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the QIU may deem necessary or desirable and which the Company and the QIU deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on _______, 2004.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the QIU and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the QIU and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the QIU and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the QIU and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement (including the Qualified Independent Underwriter Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the QIU and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the QIU and any other registered Holders of Warrant Certificates or Warrant Securities.


                                       16

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         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


                                       17

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                           EMERGING GROWTH ACQUISITION
                           CORPORATION I



                           By: ________________________________
                              Name:
                              Title:

Attest:


___________________
  Secretary


                           KEANE SECURITIES CO., INC.


                           By: ________________________________
                               Name:  Walter D. O'Hearn, Jr.
                               Title: Senior Vice President



                                       18

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                                                                       EXHIBIT A



                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, __________, 2002

No. W-                                                      Warrants to Purchase
                                                     ____ Shares of Common Stock




                               WARRANT CERTIFICATE

                This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from __________, 1998 [one year from the effective date of the Registration Statement] until 5:30 p.m. New York time on ___________, 2002 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to __________ fully-paid and non-assessable shares of common stock, $.001 par value ("Common Stock"), of EMERGING GROWTH ACQUISITION CORPORATION I, a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.06 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Qualified Independent Underwriter's Warrant Agreement dated as of _______, 1997 between the Company and KEANE SECURITIES CO., INC. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

                No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

                Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ___________, 1997

                           EMERGING GROWTH ACQUISITION
                           CORPORATION I



                           By: ________________________________
                              Name:
                              Title:

              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3]

                The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


[ ] __________________ shares of Common Stock;


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Emerging Growth Acquisition Corporation I in the amount of $_______________________, all in accordance with the terms of Section 3 of the Qualified Independent Underwriter's Warrant Agreement dated as of ______________________, 1997 between Emerging Growth Acquisition Corporation I and Keane Securities Co., Inc. The undersigned requests that a certificate for such securities be registered in the name of whose address is _______________________ and that such Certificate be delivered to ____________________ whose address is _________________.


Dated:                                      Signature________________________
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Warrant
                                            Certificate.)


                                            __________________________________
                                            (Insert Social Security or Other
                                            Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto
_____________________________________________________________________________


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated: _______________________

                                            Signature:______________________
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Warrant
                                            Certificate.)



                                            ________________________________
                                            (Insert Social Security or Other
                                            Identifying Number of Assignee)